SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

ART TECHNOLOGY GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

ART TECHNOLOGY GROUP, INC.
25 FIRST STREET
CAMBRIDGE, MASSACHUSETTS 02141
Dear Stockholder:
      I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of Art Technology Group, Inc. on May 25, 2005. We will hold the meeting at 2:00 p.m. at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.
      On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the Notice. We have also enclosed our 2004 Annual Report to Stockholders.
      If you were a stockholder of record as of the close of business on April 4, 2005, the record date for voting at the meeting, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card to our transfer agent, EquiServe Trust Company, N.A., in the enclosed postage-paid envelope. You may also submit your proxy electronically via the Internet or by telephone as described on the enclosed proxy card. You may attend the meeting and vote in person even if you have sent in a proxy card or submitted your proxy electronically.
      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely yours,

Robert D. Burke
Chief Executive Officer and President
THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN
IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST
YOUR VOTE IN PERSON OR BY PROXY REGARDLESS
OF THE NUMBER OF SHARES YOU HOLD.

ART TECHNOLOGY GROUP, INC.
25 First Street
Cambridge, Massachusetts 02141
Notice of 2004 Annual Meeting of Stockholders

Time and Date	2:00 p.m., Eastern time, on May 25, 2005

Place	Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts

Items of Business	At the meeting, we will ask you and our other stockholders to:

(1) Elect Michael A. Brochu, Robert D. Burke and Mary E. Makela Class III directors of the Company to serve until the 2008 Annual Meeting or until their successors are elected and qualified.

(2) Transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on April 4, 2005.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card to our transfer agent, EquiServe Trust Company, N.A., in the enclosed postage-paid envelope. Alternatively, you may submit your proxy via the Internet or by telephone by following the directions on the enclosed proxy card. You may revoke your proxy at any time prior to its exercise at the meeting. You may revoke electronic votes by using the same method as your original vote and making any changes you deem necessary.

By Order of the Board of Directors

Paul G. Shorthose
Chairman of the Board of Directors
Cambridge, Massachusetts
April 18, 2005

PROXY STATEMENT
for the
ART TECHNOLOGY GROUP, INC.
2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING
This Proxy Statement
      We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2005 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 2:00 p.m., Eastern time, on Wednesday, May 25, 2005, at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.
      Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have not retained the services of any proxy solicitation firm to assist us in soliciting proxies.
      We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 21, 2005. In this mailing, we are enclosing a copy of our 2004 Annual Report to Stockholders, which includes our annual report on Form 10-K for the year ended December 31, 2004.
Who May Vote
      Holders of record of our common stock at the close of business on April 4, 2005 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.
      A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary at our address as set forth in the notice appearing before this proxy statement, to make arrangements to review a copy of the stockholder list at our offices located at 25 First Street, Cambridge, Massachusetts, prior to the meeting, between the hours of 8:30 a.m. and 5:30 p.m., Eastern time, on any business day from May 11, 2005 up to the time of the meeting.
How to Vote
      You may vote your shares at the meeting in person or by proxy:

•	To Vote in Person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	To Vote by Proxy, you must either: (1) mark, sign and date the enclosed proxy card and then mail the proxy card to our transfer agent, EquiServe Trust Company, N.A., or (2) submit your proxy card electronically via the Internet or by telephone, following the directions provided on the enclosed proxy card. Your proxy will be valid only if you complete and return the proxy card or vote electronically before the meeting. By completing and returning the proxy card, either by mail or electronically, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares for the election of the nominated directors. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.
      Even if you complete and return a proxy card or submit your proxy electronically, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to our Secretary at our address as set forth in the Notice appearing before this proxy statement;

•	send us another signed proxy with a later date;

•	log on to the Internet the same way you did originally and change your votes;

•	call the telephone number listed on the proxy card; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.
      If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.
Quorum Required to Transact Business
      At the close of business on April 4, 2005, 109,193,320 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
DISCUSSION OF PROPOSALS
Proposal One: Election of Three Class III Directors
      The first proposal on the agenda for the meeting is the election of Michael A. Brochu, Robert D. Burke and Mary E. Makela to serve as Class III directors for a three-year term beginning at the meeting and ending at our 2008 Annual Meeting of Stockholders or until their successors are elected and qualified.

      Under our by-laws, our board of directors has the authority to fix the number of directors and our board is divided into three classes serving for staggered three-year terms. The number of directors currently is fixed at nine. However, we are currently conducting a search for a tenth director to be added to our board.
      The Nominating and Governance Committee has recommended that the board nominate, and the board has nominated, Michael A. Brochu, Robert D. Burke and Mary E. Makela, the current Class III directors, for re-election. Brief biographies of Mr. Brochu, Mr. Burke and Ms. Makela follow. You will find information about their stock holdings on page 21.

Michael A. Brochu	Mr. Brochu has served as a director since November 2004, when he was added to our board in connection with our acquisition of Primus Knowledge Solutions, Inc. Mr. Brochu has been the president and chief executive officer of Loudeye Corp. since February 2005, and has served as a director of Loudeye Corp. since December 2003. From November 1997 until our acquisition of Primus in November 2004, Mr. Brochu served as the President, Chief Executive Officer and Chairman of the Board of Primus. Mr. Brochu is 51 years old.

Robert D. Burke	Mr. Burke has served as our Chief Executive Officer and President and as a director since December 2002. From November 2000 through November 2002, Mr. Burke served as Chief Executive Officer of Quidnunc, a customer solutions and services company. From June 1999 through October 2000, Mr. Burke served as President, Worldwide Services Division of ePresence, formerly Banyan Systems, an online security and identity management company. Mr. Burke is 50 years old.

Mary E. Makela	Ms. Makela has served as a director since July 2002. Since 1994, Ms. Makela has provided management consulting services to Chief Executive Officers, and various for profit and non-profit boards of directors. Ms. Makela formerly served as President of Cognos Corporation and President and Chief Executive Officer of IMC Systems. Ms. Makela is 62 years old.
      We expect that Mr. Brochu, Mr. Burke and Ms. Makela will be able to serve if elected. If any of them is not able to serve, proxies may be voted for a substitute nominee.
      The nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions when we tabulate votes cast for the director election. Brokers have discretionary voting power with respect to director elections.

      Our board of directors recommends that you vote FOR the election of Mr. Brochu, Mr. Burke and Ms. Makela.
Other Matters
      Our board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.
Submission of Future Stockholder Proposals
      Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2006 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Secretary at 25 First Street, Cambridge, Massachusetts 02141, prior to December 19, 2005. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.
      A stockholder may also submit a proposal to be considered at our 2006 Annual Meeting of Stockholders pursuant to our by-laws, which provide that the proposal must be received by our Secretary not less than sixty days nor more than ninety days prior to that meeting. This notice must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to our Secretary at the address specified above. We have not yet set a date for our 2006 Annual Meeting. If the 2006 Annual Meeting were to be held on May 19, 2006, the Friday before the anniversary of the 2005 Annual Meeting, the deadline for delivery of a stockholder proposal pursuant to our by-laws would be March 21, 2005. If a proposal is submitted in compliance with our by-laws but after December 19, 2005, the stockholder may not require that the proposal be included in the proxy statement for the 2005 Annual Meeting.
INFORMATION ABOUT
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
Background Information about Directors Continuing in Office
      Our Class I and Class II directors will continue in office following the meeting. The terms of our Class I directors will expire upon our 2006 Annual Meeting of Stockholders, and the terms of our Class II directors will expire upon our 2007 Annual Meeting of Stockholders. Brief biographies of these directors follow. You will find information about their stock holdings on page 21.
Class I Directors

John R. Held	Mr. Held has been a director since July 2002. Mr. Held formerly served as both the President and Chief Executive Officer of Chipcom, and served in a variety of management positions during his 14-year tenure at Genrad. Mr. Held is a director of BNS Co. Mr. Held is 66 years old.

Paul G. Shorthose	Mr. Shorthose has been a director since October 2001 and Chairman of the Board of Directors since July 2002. Since January 2004, Mr. Shorthose has been President of ProActive Community, a company that assists non-profit organizations. Mr. Shorthose served as our Chief Executive Officer from October 2001 to December 2002, as our President from February 2000 through December 2002 and as our Chief Operating Officer from June 1999 to October 2001. Mr. Shorthose is 47 years old.

Phyllis S. Swersky	Ms. Swersky has been a director since May 2000. Since 1995 she has been President of The Meltech Group, a consulting firm specializing in business advisory services for high-growth potential businesses. Ms. Swersky also serves as a director of Investor Financial Services, a service provider for the financial services industry. Ms. Swersky is 53 years old.
Class II Directors

David B. Elsbree	Mr. Elsbree has been a director since June 2004. From June 1981 to May 2004, Mr. Elsbree was a partner at Deloitte & Touche. He has been a member of the Board of the New England Chapter of the National Association of Corporate Directors. Mr. Elsbree is 57 years old.

Ilene H. Lang	Ms. Lang has served as a director since October 2001. Since September 2003, Ms. Lang has been president of Catalyst, Inc., an organization that works to advance women in business. From May 2000 to August 2003, Ms. Lang was a business and financial consultant to various boards of directors, boards of trustees, and Chief Executive Officers. From May 1999 to May 2000, she served as President and Chief Executive Officer of Individual.com, Inc., an Internet media service provider. Ms. Lang also serves as a director of Adaptec, Inc., a data storage solutions company. Ms. Lang is 61 years old.

Daniel C. Regis	Mr. Regis has served as a director since November 2004, when he was added to our board in connection with our acquisition of Primus Knowledge Solutions, Inc. Mr. Regis served on Primus’ board of directors from April 2003 until our acquisition of Primus in November 2004. Mr. Regis presently serves as a Managing Director of Digital Partners, a mid-sized venture capital fund specializing in Northwest emerging technology companies. Mr. Regis is a member of the board of directors of Cray, Inc. and Columbia Banking Systems, Inc. Mr. Regis is 65 years old.

Information about Executive Officers
      Our executive officers are elected by our board of directors. Brief biographies of our current executive officers follow. You will find information about their stock holdings on page 21.

Robert D. Burke	Chief Executive Officer and President. You will find background information about Mr. Burke on page 3.

Edward Terino	Mr. Terino has been Chief Financial Officer and Senior Vice President and Chief Financial Officer since October 2001. In accordance with the terms of our letter agreement with Mr. Terino described on p. 20, Mr. Terino will serve as our Chief Financial Officer until the earlier of May 31, 2005 or the date that we appoint a new chief financial officer. From April 1999 to September 2001, he was Chief Financial Officer of Applix, Inc., a provider of enterprise-wide software solutions. Mr. Terino is 51 years old.

Barry Clark	Mr. Clark has been Senior Vice President Worldwide Sales since February 2004. From February 2002 to February 2004, Mr. Clark was President of SchoolKidz, Inc., a packaged school supply retailer. From October 1998 to December 2001, Mr. Clark was Division President of Domino Amjet, a company that offers coding and printing solutions using ink jet and laser technologies. Mr. Clark is 48 years old.

Cliff Conneighton	Mr. Conneighton has been Senior Vice President of Marketing since December 2003. From December 2001 until December 2003 Mr. Conneighton was an author, as well as a consultant at Conneighton Group, LLC, a privately held management consulting firm. Mr. Conneighton was a founder of iCOMS, Inc., an independent e-commerce service provider. He served as its Chief Executive Officer from January 1997 to December 1999 and from January 2001 to December 2001, and as its Chief Marketing Officer from January 2000 to December 2000. Mr. Conneighton is 55 years old.

Patricia O’Neill	Ms. O’Neill has been Senior Vice President Human Resources since January 2004. From May 2000 to January 2004, Ms. O’Neill served as our Vice President Human Resources. From April 1995 to February 2000 Ms. O’Neill was the Vice President Human Resources of The Shareholder’s Services Group, a division of First Data Corporation. Ms. O’Neill is 56 years old.

Kenneth Z. Volpe	Mr. Volpe has been Senior Vice President, Products and Technology since September 2004. From November 2003 to September 2004, Mr. Volpe served as our Vice President and General Manger, Platform Products. From June 1999 to November 2003, he served as our Vice President, Product Management, and from September 1998 to June 1999, he served as our Director, Product Management. Mr. Volpe is 39 years old.

INFORMATION ABOUT CORPORATE GOVERNANCE
General
      We believe that good corporate governance is important to ensure that Art Technology Group, Inc. is managed for the long-term benefit of our stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the new listing standards of Nasdaq. For example, in December 2004 our board of directors engaged independent corporate governance experts to evaluate our corporate governance structure, policies and procedures, and we have begun implementing some of the suggestions made by these studies.
Board and Committee Meetings
      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee our management and, in so doing, serve the best interests of the company and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.
      Our board met in person or via teleconference 21 times in 2004. During 2004, each director attended at least 75 percent of the total number of meetings held by the board and the committees of the board on which he or she served at the time of such meeting. The board has established three standing committees — Audit, Compensation, and Nominating and Governance — each of which operates under a charter that has been approved by the board. Current copies of each committee’s charter are posted on the “about ATG — Management Team — Board Committees” section of our website, www.atg.com. In addition, a copy of the Amended and Restated Audit Committee Charter, as in effect on the date of this proxy statement, can be found as Appendix C to the proxy statement we filed with the Securities and Exchange Commission in April 2004 relating to our 2004 annual meeting of stockholders.
      The board has determined that all of the members of the board’s Audit Committee, Compensation Committee and Nominating and Governance Committee meet the independence requirements of the Nasdaq Stock Market for membership on the committees on which he or she serves.
     Audit Committee
      The Audit Committee’s responsibilities include:

•	appointing, evaluating, approving the compensation of, and assessing the independence of the our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, which includes the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting and disclosure controls and procedures;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 11 of this proxy statement).
      The Audit Committee met in person or via teleconference fourteen times during 2004. The current Audit Committee members are Mr. Elsbree, Ms. Makela and Mr. Regis, with Mr. Elsbree serving as the Chair of the committee. The board of directors has determined that Mr. Elsbree is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
     Compensation Committee
      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the board with respect to director compensation.
      The Compensation Committee met nine times during 2004. The current members of the Compensation Committee are Mr. Held, Ms. Makela and Ms. Swersky, with Ms. Makela serving as the Chair of the committee.
     Nominating and Governance Committee
      The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board the persons to be nominated for election as directors;

•	recommending directors for each committee of the board;

•	developing and recommending to the board corporate governance principles; and

•	overseeing the evaluation of the board.
      The Nominating and Governance Committee met six times during 2004. The Nominating and Governance Committee’s current members are Mr. Held, Ms. Lang and Ms. Swersky, with Ms. Swersky serving as the Chair of the committee.
Director Candidates
      The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the board. In addition, the Nominating and Governance Committee is authorized to retain and in 2004 retained the services of a search firm to help identify and evaluate potential director candidates.
      In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the written criteria established by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.
      Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Governance Committee, c/o Secretary, Art Technology Group, Inc., 25 First Street, Cambridge, Massachusetts 02141. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.
Stockholder Communications and Annual Meeting Attendance
      The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circum-

stances or as contemplated by committee charters and subject to any required assistance or advice, the Chairperson of the Nominating and Governance Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as she considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairperson of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances, or matters as to which we have received repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the Board should address such communications to Chairperson of the Nominating and Governance Committee c/o Secretary, Art Technology Group, Inc., 25 First Street, Cambridge, Massachusetts 02141.
      Of the directors who were members of the board of directors at the time of our annual meeting of shareholders for 2004, half attended the annual meeting.
Code of Business Conduct and Ethics
      We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics is posted on the “about ATG — Legal Information — Code of Conduct” section of our website, www.atg.com, and a copy is available without charge upon request to Secretary, Art Technology Group, Inc., 25 First Street, Cambridge, Massachusetts 02141.
      Information regarding any amendments to, or waivers from, the Code of Business Conduct and Ethics will be posted on the “about ATG — Legal Information — Code of Conduct” section of our website, www.atg.com.
Compensation of Directors
      In 2004, pursuant to our 2004 Outside Director Compensation Plan for non-employee directors:

•	we paid an annual retainer of $12,500 to our non-employee directors; $2,500 of which was paid in the form of restricted stock;

•	we made additional payments of $1,500 for each in-person meeting of the board attended by non-employee directors and $1,000 for each in person meeting of a committee of the board attended by non-employee directors and $500 for each teleconference meeting of the board or a committee of the board attended by non-employee directors;

•	in order to compensate committee chairpersons for the additional work imposed by these roles, we provided an additional retainer of $1,875 per full fiscal quarter to each non-employee committee chairperson;

•	we reimbursed directors living outside of the greater Boston area for travel and living expenses for attending regular board meetings and committee meetings; and

•	we granted each of our continuing non-employee directors, pursuant to our 1999 Director Stock Option Plan, an option to purchase 25,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date of grant, vesting quarterly over one year.
Securities Authorized for Issuance under Equity Compensation Plans
      The following table provides information as of April 4, 2005 about the securities authorized for issuance under our equity compensation plans, consisting of our Amended and Restated 1996 Stock Option Plan, our Amended and Restated 1999 Outside Director Stock Option Plan, our Amended and Restated 1999 Employee Stock Purchase Plan, our Primus 1999 Non-officer Stock Option Plan and our Primus 1999 Stock Incentive Compensation Plan.

	(a)	(b)	(c)

	Number of shares		Number of shares
	to be issued upon		remaining available for
	exercise of	Weighted-average	future issuance under
	outstanding	exercise price of	equity compensation plans
	options, warrants	outstanding options,	(excluding shares
Plan category	and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by stockholders(1)	14,227,305	$3.12	11,711,564	(3)
Equity compensation plans not approved by stockholders(2)	1,008,754	$0.69	—

Total	15,236,059	$2.96	11,711,564

(1)	Includes the Primus 1999 Stock Incentive Plan, which was assumed as part of our acquisition of Primus Knowledge Solutions, Inc. and was approved by Primus stockholders. Under this plan, there are currently outstanding options to purchase 3,681,756 shares of our common stock at a weighted average exercise price of $0.79. In addition, there are 2,359,307 shares remaining available for future issuance under this plan.

(2)	Consists of the Primus 1999 Non-Officer Stock Option Plan, which was assumed as part of our acquisition of Primus Knowledge Solutions, Inc. and was not approved by Primus stockholders.

(3)	Includes 852,000 shares of common stock reserved for future issuance under our Amended and Restated 1999 Employee Stock Purchase Plan
Audit Committee Report
      The Audit Committee reviewed the audited financial statements for the year ended, and as of, December 31, 2004 and discussed these financial statements with management. This report is made by the members of the Audit Committee during the time of this review of the audited financial statements. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, Communication

with Audit Committees, or SAS 61, with Ernst & Young LLP, our independent registered public accounting firm for 2004. SAS 61 requires Ernst & Young to discuss with our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements, of which there were none, with management about financial accounting and reporting matters and audit procedures.
      Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. This Standard requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with Ernst & Young the independence of Ernst & Young from the company, and considered whether Ernst & Young’s provision of other, non-audit related services, which are described below under “Independent Registered Public Accounting Firm’s Fees,” is compatible with maintaining such independence.
      Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004.

Audit Committee

David B. Elsbree, Chair
Ilene H. Lang
Mary E. Makela
Principal Accountant Fees and Services
      Our Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005. Ernst & Young has served as our independent registered public accounting firm since 2002. We expect that representatives of Ernst & Young will be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm’s Fees
      The following table summarizes the fees that Ernst & Young LLP billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

	Fees

Fee Category	Fiscal 2004	Fiscal 2003

Audit fees	$1,098,300	$508,500
Audit-related fees	81,100	2,400
Tax fees	84,700	154,000
All other fees	—	3,400

Total fees	$1,264,100	$668,300

      Audit fees. Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. For 2004, these services included Ernst & Young’s examination and evaluation of our internal controls in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, which accounted for $476,100 of the audit fees for 2004. Also for fiscal 2004, Ernst & Young performed audit services in connection with several registration statements.
      Audit-related fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate to due diligence and accounting consultation related to mergers and acquisitions and internal control assistance.
      Tax fees. Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation and review of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $29,700 of the total tax fees paid for in 2004 and $22,600 of the total tax fees paid for 2003. Tax advice and tax planning services relate to expatriate tax services, transfer pricing studies and miscellaneous items.
      All other fees. All other fees consist of fees for the assistance with preparing and reviewing an administrative statutory filing.

Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
Related Party Transactions
      On November 20, 2001 we loaned Edward Terino, our Chief Financial Officer, a total of $150,000 pursuant to a note that bears interest at an annual rate of 5.0%. The principal and all interest accruing on the note are payable on November 20, 2005 or such earlier date on which Mr. Terino ceases working for us. The note may be paid by Mr. Terino at any time without penalty. The note is not subject to redemption to us prior to maturity. Mr. Terino’s largest aggregate indebtedness to us during 2004 was $174,367 as of December 31, 2004. As of March 31, 2005, Mr. Terino’s aggregate indebtedness to us was $176,556.

EXECUTIVE COMPENSATION
Summary Compensation
      The following table sets forth information with respect to the annual and long-term compensation that we paid for the past three years to the following persons, who are referred to as our named executive officers:

•	Robert D. Burke, our chief executive officer; and

•	Edward Terino, Cliff Conneighton, Patricia Gilligan and Philip E. London, our four other most highly compensated executive officers as of December 31, 2004.
Summary Compensation Table

					Long-Term
					Compensation

					Awards
		Annual Compensation
					Securities
Name and Principal				Other Annual	Underlying	All Other
Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Options (#)	Compensation ($)

Robert D. Burke	2004	$350,000	$41,234	—	225,000	—
President and Chief	2003	350,000	43,750	—	400,000	—
Executive Officer	2002	16,177	—	—	500,000	—
Edward Terino	2004	250,000	23,531	—	80,000	—
Senior Vice President	2003	250,000	71,323	—	120,000	—
and Chief Financial	2002	250,600	45,000	—	—	—
Officer
Cliff Conneighton	2004	240,000	22,907	—	80,000	—
Senior Vice President	2003	12,923	—	—	220,000	—
of Marketing
Patricia Gilligan	2004	244,445	21,058	—	80,000	—
Former Senior Vice	2003	89,538	—	—	220,000	—
President of Services
Philip E. London	2004	244,445	30,835	—	80,000	—
Former Senior Vice	2003	143,077	18,052	—	220,000	—
President of Products and Technology
      Ms. Gilligan and Mr. London are included as named executive officers for 2004 in accordance with the applicable SEC disclosure rules because they were executive officers on December 31, 2004. However, we no longer employ Ms. Gilligan and Mr. London.

Stock Options Granted in 2004

	Individual Grants

	Number of	Percent			Potential Realizable Value
	Securities	of Total			at Assumed Annual Rate of
	Underlying	Options			Stock Price Appreciation
	Options	Granted to	Exercise		for Option Term
	Granted	Employees in	Price
Name	(#)	Fiscal Year	($/share)	Expiration Date	5% ($)	10% ($)

Robert D. Burke	225,000	4.2%	$1.57	January 30, 2014	$222,157	$562,990
Edward Terino	80,000	1.5%	1.57	January 30, 2014	78,989	200,174
Cliff Conneighton	80,000	1.5%	1.57	January 30, 2014	78,989	200,174
Patricia Gilligan	80,000	1.5%	1.57	January 30, 2014	78,989	200,174
Philip E. London	80,000	1.5%	1.57	January 30, 2014	78,989	200,174
      The securities underlying the options granted in the preceding table represent shares of common stock issuable upon exercise of stock options granted under our stock option plan. The options were granted on January 30, 2004. All of the options vest over four years as follows. The options issued to Messrs. Burke, Terino, Conneighton and London vest one-quarter on the first anniversary of the date of grant and in twelve equal quarterly installments thereafter. The option issued to Ms. Gilligan vests in sixteen equal quarterly installments beginning on the three-month anniversary of the date of grant.
      Each option included in the preceding table has an exercise price per share equal to the fair market value per share of the common stock on the date of grant.
      The potential realizable values reflected in the preceding table represent hypothetical gains that could be achieved for the options if exercised at the end of their option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date an option was granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.
Total Options Exercised During 2004 and Year-End Values
Aggregate option exercises in last fiscal year and fiscal year-end option values

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options
	Shares		Fiscal Year-End		at Fiscal Year-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Robert D. Burke	—	—	492,187	632,813	$57,000	$57,000
Edward Terino	—	—	331,562	193,438	185,165	79,285
Cliff Conneighton	—	—	70,000	230,000	—	—
Patricia Gilligan	—	—	83,750	216,250	—	—
Philip E. London	—	—	97,500	202,500	6,600	11,000

     The per-share value of unexercised in-the-money options is calculated by subtracting the option exercise price from $1.50, the last reported sale price of the common stock on December 31, 2004.
Compensation Committee Report
      The Compensation Committee’s executive compensation philosophy, which is intended to apply to the chief executive officer and all other executive officers, is to provide a balanced compensation package while recognizing ATG’s particular needs. The Compensation Committee seeks to establish competitive levels of compensation, integrate management’s pay with the achievement of ATG’s performance goals, and assist ATG in attracting and retaining qualified management. The Compensation Committee seeks to balance three elements: salaries, bonuses and equity incentive awards. With this philosophy in mind, we have developed and implemented compensation policies, plans and programs that support ATG’s competitive position and that are aligned with ATG’s strategic direction. These policies, plans and programs are designed to:

•	retain executive officers by paying them competitively and motivating them to contribute to ATG’s success; and

•	link a substantial part of each executive officer’s compensation to ATG’s performance.
      The Compensation Committee tries to align the compensation opportunities of executive officers closely with the interests of stockholders in allocating compensation opportunities among these elements. In making compensation decisions, the Compensation Committee relied in part on recommendations made by third-party executive compensation specialist Towers Perrin in 2004.

Base Salary
      The Compensation Committee sets base salary levels for executive officers each year based on a number of factors, including the status of the competitive marketplace for such positions, including a comparison of base salaries for comparable positions at comparable companies within the enterprise software industry, the responsibilities of the position, and the experience and knowledge of the individual. The Compensation Committee has attempted to fix base salaries on a basis generally in line with base salary levels for comparable companies. Companies viewed as comparable to ATG for these purposes include a number of companies that are included in the published industry index shown in the performance comparison on page 22, but also include some public companies traded in markets other than the Nasdaq National Market as well as private companies. Base salary comparisons are based in part on information provided by third-party consultants to the Compensation Committee.

Cash Bonuses
      ATG has an executive cash incentive plan that establishes criteria for awarding quarterly cash bonuses to ATG’s executive officers based on a percentage of each officer’s base salary. ATG must achieve a minimum operating profit threshold for the applicable quarter before any cash bonuses are paid to ATG’s executive officers, except that our senior vice president of worldwide sales may receive cash bonuses based on revenue thresholds. If the minimum operating profit is achieved, a portion of each executive’s bonus payout is based on the operating profit and a portion is based on up to five other components, weighted differently for different executives and tied directly to the areas over which the executive has functional responsibility. The executive cash incentive plan bonus levels for 2004 were established by the Compensation Committee at levels that would make available bonuses a significant part of the total compensation package if bonus goals were met, in order that the cash bonus component would act as a substantial performance incentive. In 2004, cash bonuses were paid to each of ATG’s executive officers that were employed by ATG during the first quarter of 2004, based on ATG’s financial performance and the executives’ performances during the first quarter of 2004. No other cash bonuses were paid to the executive officers based on ATG’s performance during 2004 or the predetermined goals for 2004 set for the executive officers by the Compensation Committee.

Incentive Stock Awards
      During each fiscal year, the Compensation Committee considers granting executive officers awards under ATG’s equity incentive plans. These awards are based on various factors, including both corporate and individual performance during the preceding year and to provide incentives for future years. In 2004 the Compensation Committee awarded stock options to each of our executive officers, each of which options has an exercise price equal to the last reported sale price of the common stock as reported on the Nasdaq National Market on the date of grant. The vesting of these shares occurs over a four-year period.

Compensation of the Chief Executive Officer and President
      The Compensation Committee determines the compensation of Robert D. Burke, ATG’s chief executive officer and president. Mr. Burke’s base salary of $350,000 for fiscal 2004 was the same as in 2003 and was fixed at a level designed to be comparable to the salary of chief executive officers at comparable companies. If Mr. Burke had achieved 100% of the goals established for him in each quarter of 2004, he would have been paid quarterly bonuses in the aggregate amount of $175,000, which would have represented 50% of his base salary in 2004. For the first quarter of 2004, Mr. Burke was paid a cash bonus of $41,234 based on ATG’s performance and Mr. Burke’s performance against predetermined goals. No other cash bonuses were paid to Mr. Burke. In 2004, Mr. Burke was granted an option to purchase 225,000 shares of common stock at an exercise price of $1.57 per share, which equaled the last reported sale price of the common stock as reported on the Nasdaq National Market on the date of grant. This option vests over a four-year period.
      The Compensation Committee has determined that Mr. Burke’s annual salary for 2005 will remain at $350,000. As in 2004, if Mr. Burke achieves 100% of the goals established for him by the Compensation Committee for 2005, he will be paid bonuses in the aggregate amount of $175,000, or 50% of his base salary. In addition, in January 2005, the Compensation Committee granted Mr. Burke an option to purchase 275,000 shares of common stock at an exercise price of $1.27 per share, which equaled the last reported sale price of the common stock as reported on the Nasdaq National Market on the date of grant. This option vests over a four-year period.

Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code of 1986 and the regulations thereunder place a limit on the tax deduction for compensation in excess of $1,000,000 paid to certain “covered employees” of a publicly held corporation. Covered employees generally consist of a corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid. The Compensation Committee’s policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing ATG’s executive officers with appropriate rewards for their performance. ATG did not pay any compensation during 2004 that was subject to Section 162(m).

Compensation Committee

Mary E. Makela, Chair
John R. Held
Phyllis S. Swersky
Employment Contracts, Termination of Employment and Change of Control Arrangements
      On November 8, 2004 we entered into an amended and restated employment agreement with Robert D. Burke, our president and chief executive officer. The amended and restated agreement amends our prior letter agreement with Mr. Burke, dated December 4, 2002 and amended on March 28, 2003, and provides for severance benefits in the event his employment is terminated under specified circumstances. This agreement provides that if we terminate his employment without cause or if he resigns for good reason, we will pay him any annual bonus earned for our most recently completed fiscal year and not yet paid, and will continue to pay his base salary and all employee benefits for the 12-month period following his termination. Among other events that constitute good reason for Mr. Burke’s resignation is a change in control that results in our no longer having a publicly traded class of securities or our no longer being subject to reporting requirements under the Securities Exchange Act of 1934. The agreement also provides that upon a change in control of our company, all of Mr. Burke’s outstanding stock options and shares of restricted stock will vest in full. In addition, upon a change in control of our company, we will pay Mr. Burke the amount, if any, necessary to compensate him for any excise taxes that he may owe under Section 4999 of the Internal Revenue Code as a result of payments we make to him in connection with the change in control.
      On December 1, 2002, we entered into an agreement that provides for severance benefits in the event Mr. Terino’s employment is terminated under specified circumstances following a change in control. Mr. Terino is entitled to the severance benefits provided therein if a change in control occurs during the term of the agreement and his employment is terminated under specified circumstances within 12 months after such change in control. Upon a change in control, all of Mr. Terino’s outstanding stock options and restricted stock award, become exercisable in full irrespective of whether an employment termination occurs. Mr. Terino’s agreement provides that if his employment is terminated by us without cause or by him for good reason within 12 months following the change in control date, then he will receive a continuation of base pay (including salary and target bonus) and all employee benefits during the 12-month period following employment termination. In the event of any penalty taxes that may be applicable to Mr. Terino as a result of a change of control, Mr. Terino’s agreement also requires us to make a “gross up” payment such that the net after-tax severance benefits are equal to what he would have received absent the penalty tax.
      On March 17, 2005, Mr. Terino informed us that he intends to leave our company to seek a senior executive position with a broader range of responsibilities. On March 23, 2005, we entered into a letter agreement with Mr. Terino, which provides for the terms of his separation from our employment. Mr. Terino’s employment will continue through June 30, 2005. He will remain employed on a full time basis through April 30, 2005 and then on a part time basis of approximately 25 hours a week until June 30, 2005. Mr. Terino will continue to serve as our chief financial officer until the earlier of May 31, 2005 or the date that we appoint a new chief financial officer. Mr. Terino will continue to receive salary at his current rate of base pay until April 30, 2005. After that date, his pay will be pro-rated to reflect his part time status. Mr. Terino’s stock options will continue to vest and he will be eligible to participate in our benefit plans for the remainder of his employment.
      In addition to the agreements described above with Mr. Burke and Mr. Terino, we have entered into change of control agreements with each of our other executive officers. Upon a change in control, half of the executive officer’s outstanding stock options and restricted stock awards, will immediately become exercisable in full. In the event that the executive officer’s employment is terminated without cause or for good reason within twelve months following the change in control, the executive officer is entitled to continued salary and benefits for six months.
      Michael A. Brochu became a director following our acquisition of Primus Knowledge Solutions, Inc. Pursuant to the terms of his employment agreement with Primus, in 2004 we paid Mr. Brochu approximately $50,594, which consisted of salary, severance and continuation of medical benefits. This is in addition to $4,500 he received in director fees during 2004. Pursuant to the terms of his employment agreement with Primus, in 2005 we will continue to pay Mr. Brochu severance at the rate of his base salary with Primus until the end of November 2005.
Compensation Committee Interlocks and Insider Participation
      John R. Held, Mary E. Makela and Phyllis S. Swersky served on the Compensation Committee during 2004. None of these directors was, during or before 2004, an officer or employee of our company or of any of our affiliates. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE
Information About Stock Ownership
      The following table sets forth information as of April 4, 2005 with respect to the beneficial ownership of our common stock by:

•	each person known by us to own beneficially more than five percent of the outstanding shares of common stock,

•	each of our directors and executive officers,

•	each of our named executive officers for 2004, and

•	all current directors and executive officers as a group.

	Shares Beneficially Owned

		Right to
Name	Outstanding	Acquire	Total	Percent

Diker Management, LLC(1)	6,301,584	—	6,301,584	5.77%
Michael A. Brochu	14,442	1,504,870	1,519,312	1.37%
Robert D. Burke	40,000	618,749	658,749	*
Edward Terino	60,000	377,500	437,500	*
Kenneth Z. Volpe	3,774	229,611	233,385	*
Patricia O’Neill	6,380	186,041	192,421	*
Paul G. Shorthose	144,803	25,000	169,803	*
Cliff Conneighton	20,685	113,750	134,435	*
John R. Held	52,000	75,000	127,000	*
Phyllis S. Swersky	29,200	95,000	124,200	*
Ilene H. Lang(2)	58,000	60,000	118,000	*
Daniel C. Regis	2,660	80,335	82,995	*
Mary E. Makela	7,000	75,000	82,000	*
Barry Clark	—	81,250	81,250	*
David B. Elsbree	21,908	25,000	46,908	*
Tricia Gilligan(3)	2,000	—	2,000	*
Philip E. London(3)	—	—	—	*
All current directors and executive officers as a group (14 persons)	460,852	3,547,106	4,007,958	3.56%

*	Less than one percent.

(1)	The number of shares beneficially held by Diker Management, LLC is based solely on information in a Schedule 13G filed on February 14, 2005 by Diker GP, LLC, Diker Management, LLC, Charles M. Diker and Mark N. Diker. Diker GP, LLC reported shared voting power for 5,914,938 shares and Diker Management, LLC, Charles M. Diker and Mark N. Diker reported shared voting power for 6,301,584 of shares. The address for each of these parties is 745 Fifth Avenue, Suite 1409, New York, New York 10151.

(2)	Includes 20,000 shares held directly by Ms. Lang’s husband and an additional 8,000 shares which may indirectly be deemed to be beneficially owned by Ms. Lang’s husband.

(3)	Not a current executive officer. The number of shares owned is based on information available to us at the time of the executive’s departure.

Stock Performance Graph
      The following graph compares the cumulative total stockholder return on our common stock during the period from December 31, 1999 to December 31, 2004 with the cumulative total return of the Nasdaq National Market Index and a peer group index over the same period. This comparison assumes the investment of $100 on December 31, 1999 in our common stock, the Nasdaq National Market Index and the peer group index and assumes dividends, if any, are reinvested. The peer group index that we used is CoreData General Index Group 852 (Internet Software and Services), which reflects the stock performance of 188 publicly traded companies in the Internet software and services marketplace.

	Value of investment ($)

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Art Technology Group, Inc.	$100.00	$47.02	$5.35	$1.91	$2.35	$2.31
Peer Group	$100.00	$22.12	$14.92	$10.00	$20.01	$25.22
Nasdaq National Market Index	$100.00	$62.85	$50.10	$34.95	$52.55	$56.97

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires our directors and executive officers to file reports of holdings and transactions in our equity securities with the SEC. We are also required to identify any director or executive officer who fails to timely file with the SEC any required report relating to ownership or changes in ownership of our equity securities. Patricia O’Neill was promoted to Senior Vice President in January 2004 and Barry Clark was hired as a Senior Vice President in February 2004. Both of these executives failed to file timely reports on Form 3 and Form 4 during 2004.
Householding
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver separate copies of our proxy statement and annual report to you if you call us at (617) 386-1000 or write us at Art Technology Group, Inc., 25 First Street, Cambridge, Massachusetts 02141, Attention: Secretary. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

ART-PS-05

ART TECHNOLOGY GROUP, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

OR
Vote-by-Internet Log on to the Internet and go http://www.eproxyvote.com/artg OR Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
If you vote over the Internet or by telephone, please do not mail your card.

[ARTCM - ART TECHNOLOGY GROUP, INC.] [FILE NAME: ZART61.ELX] [VERSION - (1)] [04/11/05] [orig. 04/11/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZART61

#ART

☒	Please mark votes as in this example.

1.	Election of Class III Directors.
	Nominees:	(01) Michael A. Brochu, (02) Robert D. Burke, (03) Mary E. Makela

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominee(s) except as noted above.

MARK HERE FOR ADDRESS CHANGE AND NOTE ON THE OTHER SIDE	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign exactly as your name is printed on this proxy. When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, or in any other representative capacity, please write title.

Signature:	Date:	Signature:	Date:

[ARTCM - ART TECHNOLOGY GROUP, INC.] [FILE NAME: ZART62.ELX] [VERSION - (1)] [04/11/05] [orig. 04/11/05]

DETACH HERE	ZART62

PROXY

ART TECHNOLOGY GROUP, INC.

The Board of Directors Of Art Technology Group, Inc. Is Soliciting This Proxy

     The undersigned owns shares of common stock of Art Technology Group, Inc. (the “Company”). The Company’s 2005 Annual Meeting of Stockholders will be held on Wednesday, May 25, 2005, beginning at 2:00 p.m., local time, at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210. The undersigned appoints each of Robert D. Burke and Paul G. Shorthose acting singly, with the power of substitution to each, as attorney, agent and proxy to vote all shares of common stock that the undersigned is entitled to vote, at the meeting and at any adjournment or postponement of the meeting.

     The individuals named above will vote these shares as directed by the undersigned on this proxy.

     IF NO PROPER VOTING INSTRUCTIONS ARE GIVEN, THE INDIVIDUALS NAMED ABOVE WILL VOTE THE SHARES OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY AS DIRECTOR OF THE COMPANY.

     If any other matters are properly presented for consideration at the meeting, the individuals named above will have the discretion to vote these shares on those matters.

(change of address)

(If you have written in the above space, please mark
the corresponding box on the reverse side of this card.)

SEE REVERSE
SIDE

(Please sign and date on reverse side)

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